                                                                 Exhibit 10.6(D)

                                                                  EXECUTION COPY

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                               SERVICING AGREEMENT
                             (AMENDED AND RESTATED)

                                 BY AND BETWEEN

                           WASHINGTON MUTUAL BANK, FA
                                   (SERVICER)

                  BANC OF AMERICA MORTGAGE CAPITAL CORPORATION

                                     (OWNER)

                                       AND

                              BANK OF AMERICA, N.A.
  (AS SUCCESSOR IN INTEREST TO THE OWNER WITH RESPECT TO CERTAIN MORTGAGE LOANS
                       PURCHASED PRIOR TO THE DATE HEREOF)

                            DATED AS OF JULY 1, 2003,
   AMENDING AND RESTATING THE SERVICING AGREEMENT DATED AS OF JANUARY 1, 2002

                      RESIDENTIAL FIRST LIEN MORTGAGE LOANS
                              FLOW DELIVERY PROGRAM

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                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----

ARTICLE 1. DEFINITIONS..................................................................     2

ARTICLE 2. ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...............................     8

           Section 2.1    Identification of Mortgage Loans; Servicer to Act

           Section 2.6    Establishment of Escrow Account; Deposits in Escrow Account;

           Section 2.13   Application of Proceeds of Insurance to Repair
                          or Restoration................................................    19
           Section 2.14   Inspections...................................................    19
           Section 2.15   Maintenance of Primary Mortgage Insurance Policies;

                                        i

ARTICLE 5. THE SERVICER.................................................................    27

           Section 5.1    Indemnification; Third Party Claims...........................    27
           Section 5.2    Servicer Covenants; Merger or Consolidation of

           Section 6.3    Survival of Certain Obligations and Liabilities of the
                          Defaulted Servicer............................................    33

ARTICLE 7. TERMINATION..................................................................    33

           Section 7.1    Termination of Agreement......................................    33
           Section 7.2    Termination of the Servicer Upon Unremedied Event

           Section 9.3    Recordation of Agreement; Perfection of Security Interest;

                                       ii

                           DESCRIPTION OF ATTACHMENTS

Exhibit A   FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Exhibit B   ACCOUNT LETTER AGREEMENT

Exhibit C   ESCROW ACCOUNT LETTER AGREEMENT

Exhibit D   SERVICER REQUIREMENTS

Exhibit E   FORM OF OFFICER'S CERTIFICATE

                               SERVICING AGREEMENT

                             (AMENDED AND RESTATED)

     This SERVICING AGREEMENT (AMENDED AND RESTATED) (this "Agreement") dated as of July 1, 2003, which amends and restates the Servicing Agreement dated as of
January 1, 2002 (the "Original Servicing Agreement"), is between Washington
Mutual Bank, FA, a savings association organized under the laws of the United
States, in its capacity as servicer (the "Servicer"), Banc of America Mortgage
Capital Corporation, a North Carolina corporation, and its successors and assigns, in its capacity as owner (the "Owner") and Bank of America, N.A.
("BANA"), a national banking association, as a successor and assign of the Owner with respect to certain mortgage loans sold to the Owner prior to the date hereof.

                              PRELIMINARY STATEMENT

     WHEREAS, pursuant to that certain Mortgage Loan Purchase and Sale Agreement
(Amended and Restated) of even date herewith among the Servicer, Washington
Mutual Bank fsb and Washington Mutual Bank, each as a seller (the "Sellers"), the Owner as purchaser and BANA (the "Purchase Agreement"), and in reliance upon the representations, warranties and covenants of the Servicer contained herein and of the Sellers contained in the Purchase Agreement, the Owner has agreed to purchase from the Sellers, and the Sellers have agreed to sell to the Owner, without recourse and on a servicing-retained basis, certain residential, first lien mortgage loans on or after the date hereof;

     WHEREAS, pursuant to that certain Mortgage loan Purchase and Sale Agreement
(the "Original Purchase Agreement"), dated January 1, 2002, among Washington
Mutual Bank, FA, Washington Mutual Bank fsb and Washington Mutual Bank, each as a seller (the "Sellers") and the Owner as purchaser, the Owner has purchased from the Sellers, and the Sellers have sold to the Owner, without recourse and on a servicing-retained basis, certain residential, first lien mortgage loans prior to the date hereof;

     WHEREAS, the Servicer agreed to act as Servicer and, on behalf of each of the Sellers as agent and subservicer, to service such mortgage loans under the
Original Servicing Agreement for the Owner from and after the purchase by the
Owner of such mortgage loans;

     WHEREAS, pursuant to various Assignment, Assumption and Recognition
Agreements executed from time to time prior to the date hereof, the Owner has assigned its interest in such mortgage loans and the Original Purchase Agreement and the Original Servicing Agreement as each relates to such mortgage loans to
BANA;

     WHEREAS, the Servicer and the Owner desire to revise and prescribe the terms and conditions regarding the management, servicing, and control of all mortgage loans purchased by the Owner from the Sellers before, on or after the date hereof;

                                        1

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Servicer, BANA and the Owner agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     Capitalized terms used in this Agreement shall have the meanings specified in the Purchase Agreement, except that, whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and the standard of care employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged
Properties are located. Such standard of care shall not be lower than that the
Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.

     Account: The account or accounts created and maintained pursuant to Section
2.4 of this Agreement.

     Agreement: This Servicing Agreement (Amended and Restated), including all exhibits and schedules hereto, and all amendments hereof and supplements hereto.

     Applicable Requirements: With respect to each Mortgage Loan, (i) the terms of the related Mortgage and Mortgage Note, (ii) the federal, state, local and foreign laws, statutes, rules, regulations, ordinances, standards, requirements, administrative rulings, orders and processes pertaining to such Mortgage Loan, including but not limited to those pertaining to the processing, origination and servicing of the Mortgage Loan, (iii) the requirements of the Owner as set forth in this Agreement, and (iv) Acceptable Servicing Procedures.

     BANA: Bank of America, N.A., as successor in interest to the Owner with respect to certain Mortgage Loans purchased prior to the date of this Agreement.

     Bank of America: As used in EXHIBIT D to this Agreement, the Owner of the relevant Mortgage Loans, which may for this purpose include Banc of America
Mortgage Capital Corporation and BANA, based on their interests in the relevant
Mortgage Loans.

     BIF: The Bank Insurance Fund.

     Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking or savings and loan institutions in the States of Washington,
California or New York are authorized or obligated by law or executive order to be closed.

                                        2

     Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

     Condemnation Proceeds: All awards or settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

     Customer Information: All personal, nonpublic information about the
Mortgagors that is supplied on behalf of the Mortgagors and is maintained by a party hereto.

     Cut-off Date: With respect to any Mortgage Loan purchased on a Closing
Date, the cut-off date specified in the Commitment Letter relating to the purchase and sale of the related Loan Pool.

     Defaulted Servicer: As defined in Section 6.1.

     Determination Date: The thirteenth (13th) day of each month (or if such day is not a Business Day, the next Business Day), commencing in the month following the end of the calendar month in which the first Cut-off Date occurs. A
Determination Date is related to a Monthly Remittance Date if such Determination
Date and such Monthly Remittance Date occur in the same calendar month.

     Disclosure Document: As defined in Section 8.1(d).

     Due Date: With respect to any Mortgage Loan, the day of the month on which
Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace, which day shall be the first day of the month unless otherwise specified on the related Mortgage Loan Schedule.

     Due Period: The period beginning on the first day of any month and ending on the last day of such month.

     Eligible Account: An account or accounts maintained with a Qualified
Depository.

     Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.6.

     Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, if any, fire and hazard insurance premiums, condominium charges and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any
Mortgage Loan or the Servicing Agreement.

     Event of Default: Any one of the conditions or circumstances enumerated in
Section 6.1.

     Fannie Mae: Fannie Mae (formerly known as the Federal National Mortgage
Association) and any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     Fidelity Bond: A fidelity bond to be obtained by the Servicer pursuant to
Section 2.11.

                                        3

     Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Servicer that all Condemnation
Proceeds, Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each
Final Recovery Determination.

     GAAP: Generally Accepted Accounting Principles as promulgated by the
Financial Accounting Standards Board from time to time.

     Indemnified Party: As defined in Section 8.1(d).

     Indemnitees: As defined in Section 4.4(c).

     Initial Closing Date: January 28, 2002.

     Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, any
title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any amounts required to be deposited in the Account pursuant to Section 2.10, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged
Property or released to the Mortgagor in accordance with Acceptable Servicing
Procedures.

     Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as
Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage
Loan, trustee's sale, foreclosure sale or otherwise, or in connection with the sale of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage.

     Master Servicer: As defined in Section 8.2(a).

     Master Servicing Agreement: As defined in Section 8.2(a).

     Monthly Advance: The aggregate of the advances made by the Servicer on any
Monthly Remittance Date pursuant to Section 2.16(a).

     Monthly Remittance Date: The eighteenth (18th) day of each month (or if such day is not a Business Day, the next Business Day), commencing in the month following the end of the calendar month in which the first Cut-off Date occurs.
A Determination Date is related to a Monthly Remittance Date if such
Determination Date and such Monthly Remittance Date occur in the same calendar month.

                                        4

     Monthly Servicer File: The Owner's Monthly Servicer File, as used in
EXHIBIT D to this Agreement.

     Moody's: Moody's Investors Service, Inc. or any successor thereto.

     Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan; and, as to each Mortgage Loan, as of the related Closing Date, the interest rate set forth in the related
Mortgage Loan Schedule.

     Net Rate: With respect to each Mortgage Loan, the annual rate at which interest thereon shall be remitted to the Owner (in each case computed on the basis of a 360-day year consisting of twelve 30-day months), which shall be equal to the Mortgage Interest Rate less the Servicing Fee Rate.

     Nonrecoverable Advance: Any portion of any Servicing Advance or Monthly
Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer hereunder which the Servicer determines in its good faith judgment will not be ultimately recoverable from Late Collections.

     Officer's Certificate: A certificate signed by a Vice President or other authorized officer and delivered to the Owner as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Owner.

     Original Purchase Agreement: That certain Mortgage Loan Purchase and Sale
Agreement, dated as of January 1, 2002, among Washington Mutual Bank, FA,
Washington Mutual Bank fsb and Washington Mutual Bank, each as a seller, and
Banc of America Mortgage Capital Corporation, as purchaser.

     Original Servicing Agreement: That certain Servicing Agreement, dated as of
January 1, 2002, between Washington Mutual Bank, FA, as servicer, and Banc of
America Mortgage Capital Corporation, as owner.

     OTS: The Office of Thrift Supervision or any successor thereto.

     Owner: Banc of America Mortgage Capital Corporation, a North Carolina
corporation, and any successor owner of any of the Mortgage Loans.

     Pass-Through Transfer: The sale or transfer of some or all of the Mortgage
Loans by the Owner to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction.

                                        5

     Permitted Investments: Any one or more of the following obligations or securities:

          (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase obligations with respect to any security described in clause (i) above, provided that the unsecured long-term obligations of the party agreeing to repurchase such obligations are at the time rated by S&P or Moody's in one of its two highest rating categories;

          (iii) federal funds, certificates of deposit, time deposits, and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, the long-term debt obligations of the bank holding company) at the date of acquisition thereof have been rated by S&P or Moody's in one of its two highest rating categories; and

          (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by S&P or Moody's in its highest short-term rating category.

     Portfolio Loans: As defined in Section 8.3.

     Prepayment Charge: With respect to any Mortgage Loan, the prepayment premium or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment in Full or a Principal
Prepayment in Part, to the extent permitted by applicable law.

     Primary Mortgage Insurance Policy: With respect to each Mortgage Loan, the policy of primary mortgage insurance (including all endorsements thereto) issued with respect to such Mortgage Loan, if any, or any replacement policy.

     Prime: As of any date of determination, the annual interest rate, adjusted daily, published from time to time in The Wall Street Journal (Western Edition)
as the "PRIME RATE" in the "MONEY RATES" section. In the event that more than one such rate is specified, "Prime" shall mean the greatest of such rates.

     Principal Prepayment: Any payment or other recovery of principal in full (a
"Principal Prepayment in Full") or in part (a "Principal Prepayment in Part") of the then-outstanding principal on a Mortgage Loan (other than Condemnation
Proceeds, Insurance Proceeds, and Liquidation Proceeds) which is received in advance of its scheduled Due Date (not including any Prepayment Charge thereon), and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                                        6

     Purchase Agreement: That certain Mortgage Loan Purchase and Sale Agreement
(Amended and Restated) of even date herewith among Washington Mutual Bank, FA,
Washington Mutual Bank fsb and Washington Mutual Bank as the sellers, the Owner as the purchaser, and Bank of America, N.A. as successor to the Owner with respect to certain Mortgage Loans.

     Qualified Depository: Any of the following: (i) a depository, the long-term unsecured debt obligations of which are rated by Moody's or S&P (or a comparable rating agency) in one of its three highest rating categories, (ii) the corporate trust department of a national bank, (iii) a depository which fully insures the
Account and the Escrow Account with insurance provided by the FDIC, or (iv) the
Servicer.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to
REMICs, which appear at Section 860G of Subchapter M of Chapter 1 of the Code
and related provisions, and regulations promulgated thereunder, as in effect from time to time.

     REO Management Fee: With respect to each REO Property, an amount equal to the greater of (i) $1,500 and (ii) 1.5% of the net cash proceeds of the sale of such REO Property.

     REO Property: A Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure, as described in Section 2.12.

     SAIF: The Savings Association Insurance Fund.

     SEC: The Securities Exchange Commission.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc., or its successor in interest.

     Seller: As the context requires, any of Washington Mutual Bank, FA,
Washington Mutual Bank fsb and/or Washington Mutual Bank, and their respective assigns and successors in interest.

     Servicer: Washington Mutual Bank, FA, a savings association organized under the laws of the United States, or its permitted successor in interest or any successor to the Servicer under this Agreement appointed as herein provided.

     Servicer Requirements: As defined in Section 3.2.

     Servicer's Information: As defined in Section 8.1(d).

     Servicing Advances: All customary, reasonable, and necessary "out of pocket" costs and expenses, including reasonable attorneys' fees and disbursements, incurred by the Servicer in the performance of its servicing obligations hereunder, including, without limitation, costs related to

                                        7

(i) the preservation, restoration, and protection of the Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property
is acquired in satisfaction of the Mortgage and (iv) Servicer's compliance with the obligations set forth in Sections 2.2, 2.3, 2.8, 2.10, 2.12 and 2.15 of this
Agreement.

     Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable to the Servicer as compensation for servicing and administering such
Mortgage Loan. Such fee shall, for a period of one full month, be equal to one-twelfth of the product of (i) the related Servicing Fee Rate, multiplied by
(ii) the outstanding Unpaid Principal Balance of such Mortgage Loan. Such fee shall be payable monthly in accordance with Section 4.3 and shall be computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed.

     Servicing Systems: As defined in Section 3.2.

     Transferred Loans: As defined in Section 8.3.

     USAP: As defined in Section 4.5.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage
Loans by the Owner to a third party, which sale or transfer is not a
Pass-Through Transfer.

     Capitalized terms which are used herein but not otherwise defined shall have the meaning provided in the Purchase Agreement except to the extent that the context indicates otherwise.

                                   ARTICLE 2.

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     SECTION 2.1 IDENTIFICATION OF MORTGAGE LOANS; SERVICER TO ACT AS SERVICER

          (a) From each Closing Date, the Servicer, as independent contract servicer, shall commence servicing and administering the Mortgage Loans purchased by the Owner on such Closing Date. Such servicing shall be in accordance with this Agreement and Acceptable Servicing Procedures, and, except as otherwise expressly provided in this Agreement, the Servicer shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration that the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, including, without limitation, all action permitted or required to be taken under any related
Primary Mortgage Insurance Policy. In servicing and administering the Mortgage
Loans, the Servicer shall employ Acceptable Servicing Procedures, except that the Servicer shall employ the procedures set forth in this Agreement whenever the Acceptable Servicing Procedures conflict with the requirements under this
Agreement. The Servicer shall at all times act in the best interests of the
Owner in performing hereunder.

          (b) The documents comprising the Collateral File and the Credit File with respect to each Mortgage Loan serviced hereunder and that are delivered to the Servicer, together

                                        8

with all other documents with respect to each such Mortgage Loan which are prepared by or which come into the possession of the Servicer, shall immediately vest in the Owner and shall be held and maintained in trust by the Servicer at the will of the Owner and in a custodial capacity only for the sole purpose of servicing or supervising the servicing of the related Mortgage Loans. The documents comprising each Collateral File and each Credit File and all related documents which come into the possession of the Servicer and are so held by the
Servicer shall be appropriately marked to clearly reflect the ownership interest of the Owner in such Collateral File and Credit File and related documents. The
Servicer shall release its custody of any such documents only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer's servicing of the Mortgage Loans or is in connection with a repurchase or substitution of any Mortgage Loan pursuant to Section 3.3 of the Purchase Agreement.

          (c) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if, in the Servicer's reasonable and prudent determination, such waiver, modification, variation, postponement or indulgence is in the best interests of the Owner; provided, however, that (unless the
Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent and the Servicer has obtained the prior written consent of the Owner) the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the Maturity Date with respect to such Mortgage Loan. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of itself and the Owner all instruments of satisfaction, cancellation, full release, or partial release or discharge, and all other comparable instruments with respect to the Mortgage Loans and the
Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          (d) As to each ARM Loan, the Servicer shall make periodic Mortgage
Interest Rate and Monthly Payment adjustments, as applicable, and execute and deliver all appropriate notices regarding the same, in strict compliance with
Applicable Requirements. The Servicer shall establish procedures to monitor the
Index in order to ensure that it uses the appropriate value for the Index in determining an interest rate change. The Servicer shall execute and deliver all appropriate notices required by (i) the terms of the Mortgage and Mortgage Note,
(ii) all applicable laws and (iii) Acceptable Servicing Procedures regarding such Mortgage Interest Rate adjustments and Monthly Payment adjustments. If the
Servicer fails to make a timely and correct Mortgage Interest Rate adjustment or
Monthly Payment adjustment, the Servicer shall use its own funds to satisfy any shortage in the Mortgagor's Monthly Payment for so long as such shortage continues. In the event the Index, as specified in the related Mortgage Note, becomes unavailable for any reason, the Servicer shall select an alternative index based on comparable information, in accordance with the terms of the
Mortgage Note, and such alternative index shall thereafter be the Index for such
Mortgage Loan. In such event, the Servicer shall also determine a new Gross
Margin. The new Gross Margin shall be the difference between (x) the average of

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the original Index for the most recent three-year period which ends on the last date the original Index was available plus the Gross Margin on the last date the original Index was available and (y) the average of the new Index for the most recent three-year period which ends on that date (or if not available for such three-year period, for such time as it is available), rounded as provided in the
Mortgage Note.

          (e) In connection with the servicing and administration of the
Mortgage Loans and consistent with Acceptable Servicing Procedures, this
Agreement and the Purchase Agreement, the Servicer shall have full power and authority to execute and deliver or cause to be executed and delivered on behalf of the Owner such instruments of assignment or other comparable instruments as the Servicer shall deem appropriate in order to register any Mortgage Loan on the MERS(R) System or cause the removal of any Mortgage Loan from registration on the MERS(R) System.

     SECTION 2.2 LIQUIDATION OF MORTGAGE LOANS

          (a) In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer will proceed diligently to collect all payments due and shall take such action, including commencing foreclosure, as it shall reasonably deem to be in the best interests of the Owner.

          (b) Notwithstanding the foregoing provisions of this Section 2.2, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or (iii) take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Owner would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged
Property within the meaning of the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has either (x) obtained the written consent of the Owner or (y) previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

               (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Owner to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

               (ii) there are no circumstances present at such Mortgaged
Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that

                                       10

it would be in the best economic interest of the Owner to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 2.2(b)
shall be advanced by the Servicer as a Servicing Advance, subject to the
Servicer's right to be reimbursed therefor from the Account.

          (c) If the Servicer has (i) determined that it is in the best economic interest of the Owner to take such actions as are necessary to bring any such
Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, or (ii) obtained the written consent of the Owner, in each case as described above, then the Servicer shall take such action as it deems to be in the best economic interest of the Owner
(or as otherwise directed by the Owner). The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer as a
Servicing Advance, subject to the Servicer's right to be reimbursed therefor from the Account and subject to the Servicer's right to make a judgment about whether any such advance would be a Nonrecoverable Advance.

     SECTION 2.3 COLLECTION OF MORTGAGE LOAN PAYMENTS

     Continuously from the Initial Closing Date until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. With respect to those Mortgage Loans, if any, as to which the Servicer collects Escrow Payments, the Servicer will ascertain or estimate annual ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire and hazard insurance premiums, condominium charges, mortgage insurance premiums and all other charges that, as provided in any
Mortgage, will become due and payable, to the end that the Escrow Payments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a
Mortgage, Mortgage Note, Primary Mortgage Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if in its reasonable judgment it believes that the costs and expenses relating thereto would be Nonrecoverable Advances. The Servicer shall be entitled to be reimbursed from the Account for any costs, expenses or other liabilities incurred by the Servicer in connection with any such litigation solely from the proceeds of the related Mortgage Loan. The Servicer's right to such reimbursement shall be prior to the Owner's right to such proceeds.

     SECTION 2.4 ESTABLISHMENT OF ACCOUNT; DEPOSITS IN ACCOUNT

          (a) The Servicer shall establish and maintain one or more Accounts
(collectively, the "Account") entitled "Washington Mutual Bank, FA, in trust for
Banc of America Mortgage Capital Corporation, as Owner, and any successor
Owner." The Account shall be an Eligible Account, established with an institution that is a Qualified Depository and maintained as a segregated account separate and apart from any of the Servicer's own funds and

                                       11

general assets. If the Account is established with an institution other than the
Servicer, (i) the Account shall be evidenced by a letter agreement substantially in the form of EXHIBIT B attached hereto and (ii) the Servicer shall deliver a copy of such letter agreement to the Owner on or prior to the Initial Closing
Date.

          (b) The Servicer shall, upon receipt (and in all events by not later than the end of the second Business Day following receipt thereof) and on a daily basis, deposit in the Account and retain therein, the following payments and collections received or made by the Servicer subsequent to the related
Cut-off Date :

               (i) the principal portion of all Monthly Payments on the Mortgage
Loans;

               (ii) the interest portion of all Monthly Payments on the Mortgage
Loans less the Servicing Fee;

               (iii) all Principal Prepayments in Part and Principal Prepayments
in Full;

               (iv) all Liquidation Proceeds;

               (v) all Insurance Proceeds, other than Insurance Proceeds to be held in the Escrow Account and applied to the restoration and repair of the
Mortgaged Property or released to the Mortgagor in accordance with Acceptable
Servicing Procedures;

               (vi) all Condemnation Proceeds which are not released to the
Mortgagor in accordance with the Owner's written consent and Acceptable
Servicing Procedures;

               (vii) any amount required to be deposited in the Account pursuant to Sections 2.4(d), 2.10, 2.12(c), 2.12(e) or 4.2(b);

               (viii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.3 of the Purchase Agreement and all amounts required to be deposited in connection with the substitution of any
Qualified Substitute Mortgage Loan pursuant to the Purchase Agreement; and

               (ix) with respect to each Principal Prepayment, an amount (to be paid by the Servicer out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such
Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Net Rate, provided, however, that in no event shall the aggregate of deposits made by the Servicer pursuant to this clause (ix) in respect of any
Monthly Remittance Date exceed the aggregate amount of the Servicer's total servicing compensation in the calendar month in which such deposits are required.

          (c) The Servicer shall, no later than 24 hours prior to the next
Monthly Remittance Date, deposit in the Account all Monthly Advances.

                                       12

          (d) The Servicer may cause the funds on deposit from time to time in the Account maintained by such Servicer to be invested in Permitted Investments, which investments shall mature not later than the Business Day immediately preceding the next Monthly Remittance Date following the date of such investment. All such investments shall be made in the name of the Servicer or its nominee. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The Servicer shall indemnify the Owner for any and all losses incurred in respect of any such investment by such Servicer, and the amount of any losses incurred in respect of any such investment shall be deposited in the
Account by the Servicer out if its own funds, without reimbursement therefor, no later than 24 hours prior to the next Monthly Remittance Date.

     SECTION 2.5 PERMITTED WITHDRAWALS FROM THE ACCOUNT

     The Servicer may, from time to time, withdraw funds from the Account for the following purposes:

               (i) to make payments and distributions to the Owner in the amounts and in the manner provided for in Section 3.1, and to pay itself any unpaid Servicing Fees, unpaid REO Management Fees and other servicing compensation in accordance with Section 4.3;

               (ii) to reimburse itself for any unreimbursed Servicing Advances or Monthly Advances made with respect to any Mortgage Loan; provided that the
Servicer's right to reimburse itself pursuant to this clause (ii) is limited to any amounts collected or received by the Servicer with respect to such Mortgage
Loan;

               (iii) to pay to itself any interest earned on funds deposited in the Account;

               (iv) to make any payment or reimburse itself for any amount reimbursable to it pursuant to Sections 2.12(c), 2.12(e), 5.1(a) or 5.3;

               (v) to reimburse itself for any Monthly Advance or Servicing
Advance previously made which it has determined to be a Nonrecoverable Advance;

               (vi) if there shall be amounts deposited in error or there shall be amounts deposited in the Account not required to be deposited therein, including the Servicing Fee and other servicing compensation, to withdraw such amount from the Account any provision herein to the contrary notwithstanding;

               (vii) to transfer funds to another Qualified Depository in accordance with Section 2.9; and

               (viii) to clear and terminate the Account upon the termination of this Agreement in accordance with Article 7.

                                       13

     SECTION 2.6 ESTABLISHMENT OF ESCROW ACCOUNT; DEPOSITS IN ESCROW ACCOUNT;
ESCROW ANALYSIS

          (a) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow
Account"), in the form of time deposit or demand accounts, which may be interest bearing, entitled "Washington Mutual Bank, FA, in trust for Banc of America
Mortgage Capital Corporation, as Owner, and any successor Owner, and certain
Mortgagors." The Escrow Account shall be an Eligible Account established with a
Qualified Depository. If the Escrow Account is established with an institution other than the Servicer, (i) the Escrow Account shall be evidenced by a letter agreement substantially in the form of EXHIBIT C attached hereto and (ii) the
Servicer shall deliver a copy of such letter agreement to the Owner on or prior to the Initial Closing Date.

          (b) The Servicer shall, upon receipt (and in all events by not later than the end of the second Business Day following receipt thereof, or sooner if required by applicable law) and on a daily basis, deposit in the Escrow Account and retain therein: (i) all Escrow Payments collected on account of the Mortgage
Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement and (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of the related Mortgaged Property. The Servicer shall make withdrawals from the
Escrow Account only in accordance with Section 2.7. The Servicer shall be entitled to retain any interest earned on funds deposited in the Escrow Account other than interest on escrowed funds required by law to be paid to the
Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor without right of reimbursement therefor notwithstanding that the Escrow Account maintained by the Servicer may not bear interest or that the interest earned on such escrowed funds is insufficient for such purpose.

     SECTION 2.7 PERMITTED WITHDRAWALS FROM THE ESCROW ACCOUNT

          Withdrawals from the Escrow Account maintained by the Servicer may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, sewer rents, municipal charges, water rates, insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the
Servicer for any Servicing Advance made by the Servicer pursuant to Sections 2.8 and 2.10 with respect to a related Mortgage Loan, (iii) to refund to any
Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (iv) for transfer to the Account in accordance with the terms of this Agreement, (v) for restoration or repair of a
Mortgaged Property, provided the provisions of Section 2.13 have been complied with, (vi) to pay to the Mortgagor, to the extent required by Applicable
Requirements, interest on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), such withdrawal to be made monthly not later than the Monthly Remittance Date, (viii) to remove funds inadvertently placed in the Escrow Account by the Servicer or (ix) to clear and terminate the
Escrow Account upon the termination of this Agreement, in accordance with
Article 7.

                                       14

     SECTION 2.8 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES

     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of property taxes, assessments and other charges, which are or may become a lien upon the related Mortgaged Property, the status of Primary Mortgage Insurance premiums, if any, and the status of fire and hazard insurance coverage and flood insurance, all as required hereunder. If a
Mortgage Loan requires Escrow Payments, the Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date in a manner consistent with Acceptable Servicing Procedures, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. If a Mortgage Loan does not require Escrow Payments, or if there are insufficient funds in the related
Escrow Account, the Servicer shall cause all such bills to be paid on a timely basis and shall from its own funds (if necessary) make a Servicing Advance for timely payment of all such bills. The Servicer shall monitor the payment status of such charges (including renewal premiums) by the related Mortgagor. The
Servicer shall effect payment of such charges in a manner consistent with
Acceptable Servicing Procedures and, in all events, prior to the foreclosure of any lien against the Mortgaged Property resulting from non-payment of such property taxes, assessments and other charges and prior to the termination of any such insurance coverage.

     SECTION 2.9 TRANSFER OF ACCOUNTS

     The Servicer may, from time to time, transfer the Account or the Escrow
Account to a different Qualified Depository. The Servicer shall notify the Owner of any such transfer within ten (10) Business Days prior to transfer.

     SECTION 2.10 MAINTENANCE OF HAZARD INSURANCE

          (a) The Servicer shall cause to be maintained for each Mortgage Loan serviced by it fire and hazard insurance with extended coverage customary in the area where the related Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the replacement value of the improvements securing the Mortgage Loan or (ii) the Unpaid Principal Balance of
the Mortgage Loan (so long as it equals at least 80% of the insurable value of the improvements); provided that in any case such amount shall be sufficient to prevent the Mortgagor and/or Mortgagee from becoming a co-insurer. If the
Mortgaged Property is in an area then identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is then available), the
Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, if such insurance is available.
Such flood insurance shall be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii)
the full insurable value of the improvements securing such Mortgage Loan, and
(iii) the maximum amount of insurance available under the National Flood
Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Servicer shall also maintain on REO Property (x) fire and hazard

                                       15

insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements that are a part of such property,
(y) liability insurance and (z) to the extent required and available under the
National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of
1973, each as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies shall be paid over or applied by the Servicer in accordance with Applicable Requirements whether (i)
for the restoration or repair of the Mortgaged Property, subject to the related
Mortgage, (ii) for release to the Mortgagor or (iii) for application in reduction of the Mortgage Loan, in which event such amounts shall be deposited in the Account, as provided in Section 2.4. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any
Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least 30 days prior written notice to the Servicer of any cancellation, reduction in amount, or material change in coverage. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either the Mortgagor's insurance carrier or agent upon any policy renewal; provided, however, that upon any such policy renewal, the Servicer shall accept such insurance policies only from insurance companies that (x) have a rating of B:III or better in Best's Key Rating Guide or a financial performance index rating of 6 or better in Best's Insurance Reports, and (y) are licensed to do business in the jurisdiction in which the related
Mortgaged Property is located.

          (b) In the event that the Servicer, as servicer for the benefit of the
Owner, shall obtain and maintain a blanket policy that would meet the requirements of Fannie Mae if Fannie Mae were the purchaser of the Mortgage
Loans, insuring against loss to the Owner as mortgagee from damage to the
Mortgaged Property on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the aggregate outstanding principal balance of the Mortgage Loans without coinsurance and otherwise complies with the requirements of Section 2.10(a), the Servicer shall be deemed conclusively to have satisfied its obligations under Section 2.10(a), it being understood and agreed that such blanket policy may contain a deductible clause not to exceed
$10,000; provided, however, that if there shall have been one or more of such losses the Servicer shall deposit in the Account, as provided in Section 2.4(c), out of the Servicer's own funds and without reimbursement therefor, the difference, if any, between the amount that would have been payable under a policy complying with Section 2.10(a) and the amount paid under such blanket policy. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days prior written notice to the Owner.

     SECTION 2.11 FIDELITY BOND; ERRORS AND OMISSIONS INSURANCE

     The Servicer shall maintain, at its own expense, with companies that meet the requirements of Fannie Mae or Freddie Mac, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees, agents and other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage
Loans (collectively, the "Servicer Employees"). Any such fidelity bond and errors and

                                       16

omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to this Agreement and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the
Servicer against losses in connection with the release or satisfaction of a
Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.11 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The terms of any such fidelity bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS
Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Seller's and
Servicer's Guide, as amended or restated from time to time. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that such fidelity bond and errors and omissions insurance policy shall in no event be terminated or materially modified without 30 days prior written notice to the Owner.

     SECTION 2.12 TITLE, MANAGEMENT AND DISPOSITION OF REAL ESTATE OWNED

          (a) If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure ("REO Property"), the deed or certificate of sale shall be taken in the name of the Owner or in the name of such Person or Persons designated by the Owner; provided, however, that (i) the Owner shall not designate the Servicer as holder without the Servicer's prior written consent and (ii) such designated Person or Persons shall acknowledge in writing that such title is to be held as nominee for the Owner. The Servicer shall provide written notice to the Owner after any REO Property is acquired in foreclosure or by deed in lieu of foreclosure.

          (b) The Servicer, shall manage, conserve, protect, and operate each
REO Property solely for the purpose of its prompt disposition and sale. The
Servicer shall either itself, or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in accordance with
Acceptable Servicing Procedures. The Servicer shall attempt to sell the same
(and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interests of the Owner. If a REMIC election has been made with respect to the arrangement under which the related Mortgage Loan is held, the Servicer shall use its best efforts to dispose of the REO Property as soon as practicable and shall sell such REO Property in any event within three
(3) years after title has been taken to such REO Property (unless the Servicer determines, and gives the Owner appropriate notice that a longer period is necessary for the orderly liquidation of such REO Property).

          (c) The Servicer shall collect all revenues arising from the operation of REO Property. The Servicer shall deposit, or cause to be deposited, all such revenues in the Account in accordance with Section 2.4. The Servicer may use all such revenues and, if any thereof have been deposited in the Account, withdraw such revenues therefrom as is necessary for the proper operation, management and maintenance of any REO Property, including, but not limited to, the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Servicer.

                                       17

          (d) The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage, liability insurance, and flood insurance in accordance with the provisions of Section 2.10.

          (e) The proceeds of sale of an REO Property shall be deposited in the
Account in accordance with Section 2.4. The Servicer shall apply the sale proceeds of any REO Property (i) first to pay the expenses of such sale, (ii)
second to reimburse itself for any related unpaid Servicing Fees, unpaid REO
Management Fees and unreimbursed Servicing Advances and Monthly Advances, and
(iii) the balance to be distributed to the Owner. If the sale proceeds have been deposited in the Account, the Servicer may withdraw from the Account the amounts necessary to make such payments and reimbursements. Notwithstanding any provision in this Agreement to the contrary, no REO Management Fee shall be payable with respect to any REO Property relating to a Mortgage Loan that has been included in a Pass-Through Transfer.

          (f) Upon request, with respect to any REO Property, the Servicer shall furnish to the Owner a statement covering the Servicer's efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement for such REO Property). Such statement shall be accompanied by such other information as the Owner shall reasonably request. The Servicer shall maintain separate accounting for each REO Property.

          (g) The Owner hereby constitutes and appoints the Servicer as its true and lawful attorney-in-fact, with full power and authority to sign, execute, acknowledge, deliver, file for record and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the transactions contemplated by this
Section 2.12, in each case as fully as the Owner might or could do. The Owner ratifies and confirms each action that the Servicer, as such attorney-in-fact, shall lawfully take or cause to be taken by authority hereof. Third parties without actual notice may rely upon the exercise of the power granted under this power of attorney, and may be satisfied that this power of attorney shall continue in full force and effect and has not been revoked unless this Agreement is terminated as provided herein. If requested by the Servicer, the Owner shall furnish the Servicer with any instrument or document necessary or appropriate to evidence or confirm the power of attorney granted in this Section 2.12(g), including one or more separate instruments or documents in recordable form for recordation in any jurisdiction in which any Mortgaged Property is located.

          (h) Notwithstanding anything to the contrary contained in this
Agreement, the Owner may, at the Owner's sole option, terminate the Servicer as servicer of any such REO Property without payment of any termination fee, provided that the Servicer shall on the date said termination takes effect be reimbursed for any unreimbursed advances of the Servicer's funds made pursuant to Section 2.16 (b) and any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such REO Property. In the event of any such termination, the provisions of Section 9.1 shall apply to said termination and the transfer of servicing responsibilities with respect to such
REO Property to the Owner or its designees.

                                       18

     SECTION 2.13 APPLICATION OF PROCEEDS OF INSURANCE TO REPAIR OR RESTORATION

     The Servicer shall collect the proceeds from all policies of insurance required to be maintained pursuant to Section 2.10 with respect to all losses that may occur. The Servicer may remit such proceeds to the Mortgagor for the restoration or repair of the related property and shall otherwise take such actions in connection with such restoration and repair in a manner consistent with Acceptable Servicing Procedures.

     SECTION 2.14 INSPECTIONS

     The Servicer shall conduct inspections of the Mortgaged Properties at such times and in a manner consistent with Acceptable Servicing Procedures and shall maintain a written report of all such inspections.

     SECTION 2.15 MAINTENANCE OF PRIMARY MORTGAGE INSURANCE POLICIES;
COLLECTIONS THEREUNDER

     The parties acknowledge that, as of any Closing Date, not all Mortgage
Loans purchased on such Closing Date are covered by a Primary Mortgage Insurance
Policy. In the event that any Mortgage Loan is covered by a Primary Mortgage
Insurance Policy on the related Closing Date or subsequently becomes covered by a Primary Mortgage Insurance Policy, the provisions set forth below shall apply.

          (a) The Servicer shall maintain in full force and effect any Primary
Mortgage Insurance Policy covering a Mortgage Loan serviced by the Servicer. The
Servicer shall cause the premium for any such Primary Mortgage Insurance Policy to be paid on a timely basis and shall from its own funds, if necessary, make a
Servicing Advance to pay the premium on a timely basis. The Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the related Closing Date, unless cancellation or non-renewal is required by applicable law or regulation. The Servicer shall not take any action or fail to take any action which would result in non-coverage under any applicable Primary
Mortgage Insurance Policy of any loss which, but for the actions of the
Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section
4.1, the Servicer shall promptly notify the insurer under the related Primary
Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage
Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance
Policy as provided above.

          (b) As part of its activities as servicer of the Mortgage Loans, the
Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms thereof and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage
Insurance Policy respecting a defaulted Mortgage Loan.

                                       19

     SECTION 2.16 MONTHLY ADVANCES BY THE SERVICER

          (a) Not later than the close of business on the Business Day preceding each Monthly Remittance Date, the Servicer shall deposit in the Account an amount (the "Monthly Advance") equal to all payments not previously advanced by the Servicer of principal (due after the related Cut-off Date) and interest at the Net Rate not allocable to the period prior to the related Cut-off Date, which were due on a Mortgage Loan during the related Due Period and which were delinquent at the close of business on the related Determination Date whether or not deferred. In lieu of making all or a portion of any Monthly Advance, the
Servicer may cause to be made an appropriate entry in its records relating to the Account that funds in such account, including but not limited to any amounts received in respect of scheduled principal and interest on any Mortgage Loan due after the related Due Period for the related Monthly Remittance Date, have been used by the Servicer in discharge of its obligation to make any such Monthly
Advance. Any funds so applied shall be replaced by the Servicer by deposit, in the manner set forth above, in the Account no later than the close of business on the Business Day immediately preceding the next Monthly Remittance Date to the extent that funds in the Account on such date are less than the amounts required to be distributed on such Monthly Remittance Date. The Servicer shall be entitled to be reimbursed from the Account for all Monthly Advances of its own funds made pursuant to this Section as provided in Section 2.5.

          (b) The obligation of the Servicer to make such Monthly Advances is mandatory, and, with respect to any Mortgage Loan or REO Property, shall continue through the earlier of (i) the date on which a Final Recovery
Determination in connection with such Mortgage Loan is made and (ii) the due date of the last Monthly Payment due prior to the payment in full of such
Mortgage Loan.

          (c) Notwithstanding anything herein to the contrary, no Monthly
Advance shall be required to be made hereunder by the Servicer if such Monthly
Advance would, if made, constitute a Nonrecoverable Advance.

     SECTION 2.17 COMPLIANCE WITH REMIC PROVISIONS

     If the Servicer has received written notice from the Owner that a REMIC election has been made with respect to the arrangement under which any Mortgage
Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on
"prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code)
unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                       20

     SECTION 2.18 OWNER TO COOPERATE; RELEASE OF COLLATERAL FILES

     If, at any time prior to termination of this Agreement, the Servicer shall require the use of any Collateral File (or any portion thereof) to perform its servicing activities as set forth in this Agreement, the Owner, within five (5)
Business Days of the written request of the Servicer in the form of EXHIBIT A hereto, (or within such shorter period as may be necessary for the Servicer to perform its obligations hereunder in compliance with all Acceptable Servicing
Procedures), shall release or shall cause the Custodian to release such
Collateral File (or portion thereof) to the Servicer. Within five (5) Business
Days of the Servicer's request therefor (or, within such shorter period as may be necessary for the Servicer to perform obligations hereunder in compliance with all Acceptable Servicing Procedures), the Owner shall execute and deliver to the Servicer, in the form supplied to the Owner by the Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to perform the servicing activities with respect to any Mortgage Loan, including the foreclosure or sale in respect of any Mortgaged Property, the commencement and prosecution of any legal action to enforce the related Mortgage Note and
Mortgage and the defense of any legal action or counterclaim filed against the
Owner or the Servicer. The Servicer may execute and deliver any or all of such pleadings or documents on behalf of the Owner pursuant to the power of attorney granted pursuant to Section 2.12(g).

                                   ARTICLE 3.

                              PAYMENTS TO THE OWNER

     SECTION 3.1 DISTRIBUTIONS

          (a) On each Monthly Remittance Date, the Servicer shall distribute to the Owner all amounts credited to the Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the
Account pursuant to Section 2.5 plus all Monthly Advances required pursuant to
Section 2.16 with respect to such Monthly Remittance Date and minus (i) any amounts attributable to Principal Prepayments received after the last day of the
Due Period immediately preceding the related Monthly Remittance Date and (ii)
any amounts attributable to Monthly Payments collected but due on a Due Date(s)
subsequent to the preceding Determination Date.

          (b) All distributions made to the Owner on each Monthly Remittance
Date will be made to the Owner of record, based on the Mortgage Loans owned and held by the Owner. All distributions shall be made by wire transfer of immediately available funds to the account of the Owner at a bank or other entity having appropriate facilities therefor, if the Owner shall have so notified the Servicer, or by check mailed to the address of the Owner.
Distributions on each Monthly Remittance Date may be made by more than one (1)
wire transfer.

          (c) With respect to any remittance received by the Owner on or after the Business Day following the Business Day on which such payment was due, the
Owner will send written notice thereof to the Servicer. The Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to Prime plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the

                                       21

Servicer to the Owner on the date such late payment is made and shall cover the period commencing with the day following such Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest, or the failure of the Owner to notify the Seller of such interest, shall not be deemed an extension of time for payment or a waiver of any Event of Default by the
Servicer.

     SECTION 3.2 REPORTS

     The Servicer shall set up, format and maintain, and shall transmit electronically or via fax to the Owner, the Servicer's mortgage servicer file and other electronic data storage and transmission systems related to the
Mortgage Loans (collectively, the "Servicing Systems") in accordance with the guidelines and requirements set forth in EXHIBIT D to this Agreement (the
"Servicer Requirements"), and the Servicer shall cooperate with the Owner to receive data from the Owner that is to be incorporated in the Servicing Systems in accordance with the Servicer Requirements.

The Servicer may submit the foregoing information in more than one (1) separate report. Requests for additional data regarding the Mortgage Loans or alternative means for delivering such reports shall be accommodated at the discretion of the
Servicer and at the Owner's expense.

          (a) Upon reasonable advance notice in writing, the Servicer shall provide to any Owner which is a savings and loan association, a bank, an insurance company or other regulated or supervised entity reports and access to information and documentation regarding the Mortgage Loans and the transactions contemplated hereby sufficient to permit the Owner to comply with the applicable regulations of relevant regulatory or supervisory authorities with respect to its investment in the Mortgage Loans and Owner's internal and third-party audit requirements.

          (b) The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner pursuant to any applicable law with respect to the
Mortgage Loans and the transactions contemplated hereby. In addition, the
Servicer shall provide Owner with such information concerning the Mortgage Loans as it necessary for Owner to prepare its federal income tax return as Owner may reasonably request from time to time. In addition, not more than 120 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirement of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

     SECTION 3.3 LIQUIDATION REPORTS

     Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, and no later than the fifth Business Day of the following month, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property. The
Servicer also shall provide reports on the status of REO Property containing such information as Owner may reasonably require.

                                       22

                                   ARTICLE 4.

                     GENERAL SERVICING PROCEDURE; COVENANTS;
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 ASSUMPTION AGREEMENTS

          (a) The Servicer will use its best efforts to enforce any
"due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold, whether by absolute conveyance or by contract of sale and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note, provided that in accordance with the terms of the Mortgage Note, the Servicer may permit an assumption (i) if the Servicer reasonably believes it is unable under
Applicable Requirements to enforce such "due-on-sale" clause or (ii) if the enforcement of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. In connection with any such assumption, the related Mortgage Interest Rate, the Unpaid Principal
Balance and the term of the Mortgage Loan may not be changed. If an assumption is allowed pursuant to this Section 4.1(a), the Servicer is authorized, at the
Servicer's discretion, to prepare a substitution of liability agreement to be entered into by the Owner and the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the
Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement. If an assumption fee is collected by the Servicer for entering into an assumption agreement the entire amount of such fee may be retained by the Servicer as additional servicing compensation.

          (b) The Servicer shall follow Acceptable Servicing Procedures
(including underwriting standards) with respect to any such assumption or substitution of liability. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner a copy of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral
File and shall for all purposes be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

          (c) For purposes of this Section 4.1, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

     SECTION 4.2 SATISFACTION OF MORTGAGES AND RELEASE OF COLLATERAL FILES

          (a) Upon the payment in full of any Mortgage Loan or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall prepare the appropriate documents and instruments required to satisfy or release the lien of the
Mortgage in accordance with applicable state law requirements. The Servicer, promptly and within the applicable legal deadlines appropriate to process the satisfaction or release, shall notify the Owner of such event.

                                       23

          (b) The Servicer shall not grant a satisfaction or release of a
Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage. In the event the Servicer grants a satisfaction or release of a
Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, the Servicer, upon becoming aware of the foregoing, shall remit to the Owner the Unpaid Principal Balance of the related Mortgage Loan plus accrued and unpaid interest by deposit thereof in the Account pursuant to Section
2.4(c). The Owner shall assign the related Mortgage and endorse the related
Mortgage Note to the Servicer and shall do all things necessary to transfer ownership of the Mortgage Loan to the Servicer. The Servicer shall maintain the
Fidelity Bond as provided for in Section 2.11 protecting and insuring the
Servicer against losses sustained with respect to any Mortgage Loan satisfied or released other than in accordance with the procedures set forth herein.

          (c) The Owner shall, within five (5) Business Days following receipt of any request from the Servicer (or within such shorter period as is necessary for the Servicer to perform its obligations hereunder in compliance with all
Applicable Servicing Procedures) deliver or cause to be delivered to the
Servicer the Collateral File (or any portion thereof) required by the Servicer to process any satisfaction or release of any Mortgage pursuant to this Section
4.2. In addition, if any Mortgage Loan has been paid in full and, pursuant to
Section 2.2(b) of the Purchase Agreement, the Owner has recorded the related
Assignment of Mortgage designating the Owner as the holder of record of the
Mortgage, the Servicer shall prepare and deliver to the Owner, together with a request for execution, the documents and instruments necessary to satisfy or release the lien of the Mortgage. The Owner shall, within five (5) Business Days following its receipt of any such request, send to the Servicer the fully-executed documents that were prepared and requested by the Servicer. In the event that applicable state law requires that a satisfaction or release be recorded within a shorter time period than the foregoing procedure permits, the
Servicer shall advise the Owner accordingly and shall use its best efforts to ensure that the lien of the Mortgage is released or satisfied in accordance with applicable state law requirements, and the Owner shall assist therewith by, to the extent reasonably practicable, returning to the Servicer the required portion of the Collateral File and, if applicable, the executed satisfaction and release documents and instruments within the time periods reasonably specified by the Servicer.

          (d) If a Mortgage Loan that has been paid in full is a MERS Loan, the
Servicer may cause the removal of such Mortgage Loan from registration on the
MERS(R) System and execute and deliver, on behalf of the Owner, any and all related instruments of satisfaction or release. No expense incurred in connection with the delivery of any instrument of satisfaction or deed or reconveyance shall be chargeable to the Account or the Owner.

     SECTION 4.3 SERVICING COMPENSATION

     As compensation for its services hereunder, the Servicer shall be entitled to pay itself the Servicer's Servicing Fee from the gross amount of interest payments on each Mortgage Loan which are actually received by the Servicer with respect thereto. Additional servicing compensation in the form of non-sufficient funds check fees, assumption fees, other related administrative fees, late payment charges, Prepayment Charges (except as otherwise specified in the relevant Commitment Letter) and other similar types of ancillary fees and charges which are

                                       24

actually received by the Servicer may be retained by the Servicer to the extent not required to be deposited into the Account pursuant to the terms of this
Agreement. In addition to the Servicing Fee payable hereunder, the Servicer shall be entitled to pay itself an REO Management Fee for each REO Property managed by the Servicer or its agent. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Agreement. The obligation of the Owner to pay the Servicing
Fee is limited to, and payable solely from, the interest portion of the Monthly
Payments and Late Collections collected by the Servicer with respect to such
Mortgage Loan. Any Late Collections shall be applied by the Servicer in the following order of priority: (i) first to pay the expenses incurred in connection with collection of such Late Collections, (ii) second to reimburse itself for any related unpaid Servicing Fees, unpaid REO Management Fees and unreimbursed Servicing Advances and Monthly Advances and (iii) the balance to be distributed to the Owner.

     SECTION 4.4 STATEMENTS AS TO COMPLIANCE

     (a) Not later than the earlier of (i) March 15 of each year or (ii) the fifteenth day prior to the date the Owner is required to make its annual report to the SEC (in each case, if such day is not a Business Day, the next succeeding
Business Day), the Servicer shall deliver to the Owner and, with respect to any
Mortgage Loans subject to a Pass-Through Transfer, each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) an Officer's
Certificate for the prior calendar year, beginning with the calendar year ending
December 31, 2003, stating (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof (which status should include the action being taken by the Servicer to cure such default).

     (b) Not later than the earlier of (i) March 15 of each year or (ii) the fifteenth day prior to the date the Owner is required to make its annual report to the SEC (in each case, if such day is not a Business Day, the next succeeding
Business Day), with respect to any Mortgage Loans subject to a Pass-Through
Transfer, the Servicer will deliver to the Owner and each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) an Officer's
Certificate for the prior calendar year, beginning with the calendar year ending
December 31, 2003, in substantially the form of EXHIBIT E to this Agreement.

     (c) The Servicer agrees to indemnify and hold harmless each of the Owner, each other Person entitled to receive servicing reports provided pursuant to
Section 3.2(a), each Person, if any, who "controls" the Owner or such other
Person within the meaning of the Securities Act of 1933, as amended, and their respective officers, directors, agents and affiliates (collectively, the
"Indemnitees") against any and all losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Indemnitees may sustain arising out of third party claims based on (i) the failure of the Servicer to deliver or cause to be delivered when required any Officer's Certificate required pursuant to Section 4.4(a) or
Section 4.4(b), or the accountants' statement required pursuant to Section 4.5, or (ii) any material

                                       25

misstatement or omission in any certification pursuant to Section 302(a) of the
Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 promulgated by the
Securities and Exchange Commission thereunder made in reliance on any material misstatement or omission contained in any Officer's Certificate provided pursuant to Section 4.4(a) or Section 4.4(b) or the accountants' statement required pursuant to Section 4.5. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnitee, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnitee as a result of the losses, claims, damages or liabilities of the Indemnitee arising out of clause (i) or (ii) of the preceding sentence in such proportion as is appropriate to reflect the relative fault of the Indemnitee on the one hand and the Servicer on the other.

     SECTION 4.5 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT

     Not later than the earlier of (i) March 15 of each year or (ii) the fifteenth day prior to the date the Owner is required to make its annual report to the SEC (in each case, if such day is not a Business Day, the next succeeding
Business Day), the Servicer will, at its expense, cause a firm of independent public accountants that is a member of the American Institute of Certified
Public Accountants to furnish to the Owner and, with respect to any Mortgage
Loans subject to a Pass-Through Transfer, each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) a statement to the effect that based on an examination conducted by such firm in compliance with the
Uniform Single Attestation Program for Mortgage Bankers ("USAP"), the assertion of management of the Servicer that it has complied with minimum servicing standards identified in the USAP is fairly stated in all material respects, except for (i) such exceptions as such firm shall believe to be immaterial, and
(ii) such other exceptions as shall be set forth in such statement.

     SECTION 4.6 OWNER'S RIGHT TO EXAMINE SERVICER RECORDS, ETC.

          (a) Subject to any applicable standards of Section 5.8, the Owner shall have the right, at the Owner's expense, except for immaterial items in the ordinary course of business, to (i) examine and audit the Servicer's books of account, records, reports and other papers relating to (x) the performance by the Servicer of its obligations and duties under this Agreement or (y) the
Mortgage Loans, (ii) make copies and extracts therefrom, and (iii) discuss the affairs, finances, and accounts of the Servicer relating to such performance with its officers and employees, all at such reasonable times and places and as often as may be reasonably requested.

          (b) Subject to any applicable standards of Section 5.8, the Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner, including without limitation the Office of the Comptroller of the Currency and other comparable regulatory authorities supervising the Owner, access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours, at the offices of the Servicer and in accordance with any applicable regulations.

                                       26

     SECTION 4.7 COOPERATION

     The Servicer and the Owner shall cooperate fully with one another and their respective counsel and other representatives and advisors in connection with the steps required to be taken as part of their respective obligations under this
Agreement.

     SECTION 4.8 CONSENTS AND APPROVALS

     The Servicer shall timely obtain, at its sole cost and expense, the consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby. All such consents will be obtained without any cost or expense to the Owner and will be obtained without any adverse modification in the terms of any of the agreements relating to the Mortgage
Loans or the imposition of any burdensome provisions or conditions on the Owner.

                                   ARTICLE 5.

                                  THE SERVICER

     SECTION 5.1 INDEMNIFICATION; THIRD PARTY CLAIMS

          (a) The Servicer agrees to indemnify and hold harmless the Owner against any and all third party claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to perform in compliance with the terms of this Agreement; provided, however, the
Servicer shall not be liable hereunder with respect to (i) any action or inaction in accordance with the written direction or consent of the Owner, (ii)
any action or inaction resulting from the Owner's failure to cause any
Collateral File (or portion thereof) to be released to the Servicer pursuant to
Sections 2.18 or 4.2(c), or (iii) any action or inaction resulting from the
Owner's failure to comply with Section 5.1(b). The Servicer shall notify the
Owner if a claim is made by a third party with respect to this Agreement or the
Mortgage Loans that the Servicer determines in its good faith judgment will materially affect the Owner's interest in such Mortgage Loans. The Servicer shall assume (with the written consent of the Owner) the defense of any such claim and, subject to the last sentence of this paragraph, pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the
Servicer or the Owner in respect of such claim. The Servicer shall follow any written instructions received from the Owner in connection with any such claim.
The Servicer shall have the right to reimburse itself from the Account for all expenses, advances and liabilities incurred by the Servicer in respect of any such claim (whether or not the Servicer has assumed the defense thereof), except when the claim (i) is related to the Servicer's obligations to indemnify the
Owner pursuant hereto, (ii) results from the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement, or (iii)
results from the Servicer's willful misconduct, bad faith or negligence in performing its duties under this Agreement.

          (b) With respect to any Mortgage Loan, in the event that the Owner records or causes to be recorded in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located the related
Assignment of Mortgage which designates the

                                       27

Owner as the holder of record of the Mortgage and the Owner, in its capacity as the holder of record, receives written notice of any action with respect to the related Mortgage or the related Mortgaged Property, the Owner shall promptly send a copy of such notice to the Servicer in accordance with Section 9.8. The
Owner agrees that the Servicer shall have no liability to the Owner for the
Owner's failure to comply with the provisions set forth in this paragraph.

     SECTION 5.2 SERVICER COVENANTS; MERGER OR CONSOLIDATION OF THE SERVICER

          (a) The Servicer covenants that, subject to Section 5.2(b), it will keep in full force and effect its existence, rights and franchises as a corporation and its status as a Fannie Mae or Freddie Mac approved servicer in good standing and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

          (b) Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all or substantially all of the business or assets of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Servicer shall not be a party to any such merger, consolidation or conversion, or sell or otherwise dispose of all or substantially all of its business or assets unless the successor or surviving
Person shall be an institution that is a Fannie Mae or Freddie Mac approved servicer in good standing and a member of MERS in good standing. In addition, the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, and (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans.

     SECTION 5.3 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS

     The Servicer and the directors, officers, employees or agents of the
Servicer shall not be under any liability to the Owner (i) for any action taken or for refraining from the taking of any action in good faith pursuant to this
Agreement, (ii) for errors in judgment made in good faith, (iii) for any action or inaction in accordance with the written direction or consent of the Owner,
(iv) for any action or inaction resulting from the Owner's failure to cause any
Collateral File (or portion thereof) to be released to the Servicer pursuant to
Sections 2.18 or 4.2(c), or (v) for any action or inaction resulting from the
Owner's failure to comply with Section 5.1(b); provided, however, this provision shall not protect the Servicer against any breach of warranties or representations made herein, any failure to perform its obligations in accordance with any standard of care set forth in this Agreement (unless in accordance with the written direction or consent of the Owner) or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Subject to Section 5.1(a), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties

                                       28

under this Agreement and which may involve it in any expense or liability;
provided, however, that the Servicer may, with the written consent of the Owner, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights, duties, and the interests of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities for which the Owner will be liable and the Servicer shall be entitled to be reimbursed therefor from the Account, unless any such costs or liabilities shall result from the negligence, bad faith or willful misfeasance of the Servicer in performing such action.

     SECTION 5.4 SERVICER NOT TO RESIGN

     The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that such Servicer's duties hereunder are no longer permissible under Applicable Requirements and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until a successor which satisfies the requirements set forth in Section 9.1 has assumed the Servicer's responsibilities and obligations hereunder in accordance with such Section.

     SECTION 5.5 TRANSFER OF SERVICING

     The Servicer acknowledges that the Owner has entered into this Agreement with the Servicer in reliance upon the adequacy of the Servicer's servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 5.5, the Servicer shall not either assign this
Agreement or any of the servicing rights or obligations hereunder except (a)
subject to Section 5.2(b), in connection with a merger or consolidation or (b)
with the prior written approval of the Owner which shall not be unreasonably withheld or delayed.

     SECTION 5.6 TRANSFER OF MORTGAGE LOANS

          (a) The Owner shall have the right, without the consent of the
Servicer, to assign its interest under this Agreement with respect to any
Mortgage Loans that have been assigned pursuant to Section 6.1(a) of the
Purchase Agreement; provided, however, that the Owner shall give the Servicer written notice 30 days prior to any such assignment of its interest under this
Agreement. The Owner shall also have the right to designate any Person to exercise the rights of Owner hereunder to the extent provided in Section 8.2 of this Agreement. In any such case, all references to the Owner shall be deemed to include such assignee or designee. In addition to the foregoing, but subject to the limitations of Section 6.1(a) of the Purchase Agreement, the Owner may
assign its interest under this Agreement to an affiliate of the Owner upon the execution of an Assignment, Assumption and Recognition Agreement pursuant to
Section 7.9 of the Purchase Agreement.

          (b) The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the
Servicer shall note transfers of Mortgage Loans. For the purposes of this
Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or any Mortgage Loan unless the books

                                       29

and records show such person as the owner of such Mortgage Loan. Upon receipt of a written notice from the Owner of any assignment of any Mortgage Loan permitted under the Purchase Agreement, the Servicer shall mark its books and records to reflect the ownership of such Mortgage Loan by such assignee, and the previous
Owner shall be released from its obligations hereunder to the extent such obligations relate to Mortgage Loans sold by the Owner and arise after the date of such sale.

     SECTION 5.7 REPRESENTATIONS AND WARRANTIES OF THE SERVICER

     The Servicer hereby represents and warrants to the Owner as of each Closing
Date with respect to itself and as of the related Closing Date with respect to the Mortgage Loans purchased on such Closing Date pursuant to the Purchase
Agreement as follows:

          (a) The Servicer is a federally chartered savings association, duly organized, validly existing and in good standing under the laws of the United
States, has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located, if the laws of such states require licensing or qualification in order to conduct business of the type conducted by the Servicer and to the extent necessary to ensure the servicing of each
Mortgage Loan in accordance with this Agreement. The Servicer has the corporate power and authority to enter into, execute and deliver this Agreement and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the valid, binding and enforceable obligations of the Servicer, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

          (b) No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this
Agreement is required as to the Servicer or, if required, such consent, approval, authorization, or order has been or will, prior to the date of this
Agreement, be obtained.

          (c) The consummation of the transactions contemplated by this
Agreement, including without limitation the fulfillment of or compliance with the terms and conditions of this Agreement, are in the ordinary course of business of the Servicer and will not (i) result in the breach of any term or provision of the charter or by-laws of the Servicer, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement, or other instrument to which the Servicer or its property is subject or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Servicer or its property is subject.

                                       30

          (d) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, is likely (in the Servicer's judgment), to result in any material impairment of the right or ability of the
Servicer to carry on its business substantially as now conducted, or which would adversely affect the validity of this Agreement, or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein or therein, or which would be likely to impair materially the ability of the
Servicer to perform its obligations hereunder or thereunder.

          (e) The Servicer is an approved servicer of mortgage loans for Fannie
Mae and Freddie Mac, in good standing. No event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae and Freddie Mac eligibility requirements or which would require notification to Fannie Mae or Freddie Mac.

          (f) The Servicer is a member of MERS in good standing. The Servicer will comply in all material respects with the rules and procedures of MERS in connection with the servicing of each MERS Loan for as long as each such
Mortgage Loan is registered on the MERS(R) System.

     SECTION 5.8 SECURITY MEASURES; AVAILABILITY OF INFORMATION

     (a) Each of the Servicer and the Owner agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of any
Customer Information. The Servicer has implemented and shall maintain security measures designed to meet the objectives of the Gramm-Leach-Bliley Act and the regulations promulgated thereunder. The Servicer shall make available to the
Owner's regulator such information regarding security measures as may be requested by the regulator, provided that such information shall not be disclosed to the Owner, and that the Servicer may take reasonable steps to protect proprietary business information and to comply with all applicable laws.

     (b) The Servicer shall establish and maintain appropriate contingency plans, recovery plans and proper risk controls to ensure Servicer's continued
performance under this Agreement. The Servicer shall make available to the
Owner's regulator information regarding such plans as requested by the regulator, provided that such information shall not be disclosed to the Owner, and that the Servicer may take reasonable steps to protect proprietary business information and to comply with all applicable laws.

                                   ARTICLE 6.

                                     DEFAULT

     SECTION 6.1 EVENTS OF DEFAULT

     In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

                                       31

               (i) any failure by the Servicer to remit to the Owner within three (3) Business Days when due any payment required to be made under the terms of this Agreement; or

               (ii) any failure by the Servicer to duly observe or perform, in any material respect, any other covenant, obligation or agreement of the
Servicer as set forth in this Agreement, which failure continues unremedied for a period of sixty (60) (or, in the case of any failure to pay the premium for any insurance policy which is required to be maintained hereunder, thirty (30))
days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; provided that any failure by the Servicer to duly perform its obligations under Section
4.4. or Section 4.5 shall be deemed to be a material breach of this Agreement;
or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty
(60) days; or

               (iv) the Servicer shall consent to the appointment of a
conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer's property;
or

               (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi) the Servicer shall fail to be an approved servicer of mortgage loans for Fannie Mae and Freddie Mac, in good standing; or

               (vii) the Servicer shall fail to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located; or

               (viii) the Servicer shall attempt to assign this Agreement or the servicing responsibilities hereunder in contravention of this Agreement;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer (in each such instance, the "Defaulted Servicer"), may, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all of the rights and obligations of the Defaulted Servicer under this Agreement pursuant to Section 7.2 and may exercise any and all other remedies available at law or at equity. Upon receipt by the Defaulted Servicer of such written notice from the Owner stating the intent to terminate the Defaulted Servicer as servicer under this Agreement as a result of such Event of Default, all authority and power of the Defaulted
Servicer under this Agreement, whether with respect to the Mortgage

                                       32

Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 9.1. Upon written request from the Owner, the Defaulted
Servicer shall, at its sole expense, prepare, execute, and deliver to such successor any and all documents and other instruments, place in such successor's possession or control all Collateral Files and Credit Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, all of which shall be undertaken immediately and shall be completed as soon as possible and in all events by not later than forty-five (45) Business Days following the Owner's request therefor. The
Defaulted Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Defaulted Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which have been credited by the
Defaulted Servicer to the Account or the Escrow Account at the time of transfer, and all other amounts which may thereafter be received with respect to the
Mortgage Loans and to which the Defaulted Servicer is not entitled pursuant to the terms of this Agreement.

     SECTION 6.2 WAIVER OF DEFAULTS

     The Owner may waive any default by the Defaulted Servicer in the performance of its obligations hereunder and its consequences. Any such waiver must be in writing to be effective. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement, except as otherwise specified in the waiver and except if the Defaulted Servicer shall fail to comply with the terms, if any, set forth in the waiver. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

     SECTION 6.3 SURVIVAL OF CERTAIN OBLIGATIONS AND LIABILITIES OF THE
DEFAULTED SERVICER

     The representations, warranties, covenants, indemnities and agreements of the parties provided in this Agreement and the parties' obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement. Notwithstanding any termination of the rights and obligations of the Servicer pursuant to this Section 6, the Defaulted Servicer shall remain liable for any actions of the Defaulted Servicer prior to the effective time of such termination.

                                   ARTICLE 7.

                                   TERMINATION

     SECTION 7.1 TERMINATION OF AGREEMENT

     This Agreement shall terminate upon either (i) the later of the distribution to the Owner of final payment or liquidation with respect to the last Mortgage Loan and each REO Property or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) the mutual written consent of the parties.

                                       33

     SECTION 7.2 TERMINATION OF THE SERVICER UPON UNREMEDIED EVENT OF DEFAULT

     The Owner may, at its sole option, following an unremedied Event of Default and in accordance with Section 6.1, terminate any rights the Servicer may have hereunder. The Owner, with full cooperation of the Servicer, shall arrange for the transfer of servicing, at the Owner's option, to the Owner or a third party successor servicer pursuant to Section 9.1, and the Servicer shall continue servicing, for the Servicing Fee provided herein, the Mortgage Loans under this
Agreement until the Owner gives the Servicer notice of such transfer.

                                   ARTICLE 8.

                      PASS-THROUGH AND WHOLE LOAN TRANSFERS

     SECTION 8.1 PASS-THROUGH TRANSFERS OR WHOLE LOAN TRANSFERS

          (a) The Owner and the Servicer agree that in connection with any Whole
Loan Transfer or Pass-Through Transfer permitted under Article 6 of the Purchase
Agreement, the Owner, in its sole discretion, may assign its rights under this
Agreement with respect to the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer.

          (b) The Owner shall reimburse the Servicer for all reasonable out-of-pocket expenses, including attorneys' fees, incurred by the Servicer in connection with any Whole Loan Transfer or Pass-Through Transfer.

          (c) In connection with each Whole Loan Transfer or Pass-Through
Transfer permitted under Article 6 of the Purchase Agreement, the Servicer shall: (i) provide the Owner with information and appropriate verification of information in its possession or control as may reasonably be necessary in order to effect such Whole Loan Transfer or Pass-Through Transfer (and, to the extent any such information is in the possession or control of any third party, use commercially reasonable efforts to cause such third party to provide such information); and (ii) cooperate with all reasonable requests and due diligence procedures not otherwise addressed herein. In addition, in connection with each
Whole Loan Transfer or Pass-Through Transfer permitted hereunder, upon the request of the Owner, the applicable Seller shall provide an Officer's
Certificate to the effect that the representations and warranties made by such
Seller in Section 5.7 are true and correct as of the date of such certificate, provided that nothing has occurred during the period commencing in the applicable Closing Date and ending on the date of such certificate which would make such representations and warranties untrue.

          (d) With respect to any Whole Loan Transfer or Pass-Through Transfer permitted under Article 6 of the Purchase Agreement in which a prospectus, prospectus supplement or other document purporting to disclose information related to the Mortgage Loans or the servicing thereof (a "Disclosure Document")
is prepared in connection therewith, and in which a substantial portion of the mortgage loans in the related transaction consist of Mortgage Loans, the
Servicer shall:

               (i) provide for inclusion as part of such Disclosure Document (A)
the regulatory status of the Servicer and its affiliates, (B) delinquency and foreclosure information of

                                       34

the type typically provided by the Servicer in connection with mortgage loans originated by the Sellers and securitized by third parties, and (C) other information typically provided by the Servicer in connection with mortgage loans originated by the Sellers and securitized by third parties in public, rated transactions for the issuance of mortgage pass-through certificates (the information referred to in this sentence, in the form provided to the Owner, being "Servicer's Information"); and

               (ii) (A) indemnify and hold harmless the transferee under any permitted Pass-Through Transfer, the Owner and each Person, if any, who
"controls" such transferee, if any, or the Owner within the meaning of the
Securities Act of 1933, as amended (an "Indemnified Party"), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
arise out of or are based upon any untrue statement of any material fact contained in Servicer's Information provided by such Servicer and included in a
Disclosure Document, and (B) reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

          (e) With respect to any Pass-Through Transfer permitted under Article
6 of the Purchase Agreement in which twenty percent or more of the mortgage loans in the related transaction consist of Mortgage Loans, the Servicer shall:

               (i) execute and deliver a pooling and servicing agreement
containing terms and conditions that are consistent with the terms and conditions set forth herein and in the Purchase Agreement and that are customary for public, rated transactions for the issuance of pass-through certificates backed by mortgage loans similar to the Mortgage Loans included in such
Pass-Through Transfer, provided, that (A) any servicing reporting requirements must be consistent with the standard practices of the Servicer and (B) each of the parties to such pooling and servicing agreement negotiates in good faith any terms or conditions in such pooling and servicing agreement not specifically referenced or provided for under this Agreement or the Purchase Agreement; and

               (ii) provide Owner with opinions of counsel as to the Servicer's corporate authority and the enforceability of the pooling and servicing agreement against the Servicer, audit letters addressing the delinquency and foreclosure statistics of the Servicer and certificates from public officials, each as the Servicer shall reasonably determine to be necessary to effect such
Pass-Through Transfer.

          (f) With respect to any Whole Loan Transfer or Pass-Through Transfer in which a Disclosure Document is prepared in connection therewith, the Owner shall:

               (i) provide the Servicer with all drafts of the Servicer's
Information when produced and revise the Servicer's Information in accordance with the Servicer's comments to correct any information therein at the Owner's cost; and

                                       35

               (ii) (A) indemnify and hold harmless the Servicer against any losses, claims, damages or liabilities to which the Servicer may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in such Disclosure Document (other than an untrue statement of material fact contained in the Servicer's Information), or (y) arise out of or are based upon the omission to state in such Disclosure Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless the material fact omitted would constitute Servicer's Information) and (B) reimburse the
Servicer for any legal or other expenses reasonably incurred by the Servicer in connection with investigating or defending any such loss, claim, damage, liability or action.

     SECTION 8.2 DESIGNATION OF A MASTER SERVICER

          (a) Notwithstanding anything to the contrary contained in this
Agreement, the Owner shall have the right, in its sole discretion, upon 30 days'
prior written notice to the Servicer, to appoint and designate a master servicer
(the "Master Servicer"), as master servicer of Mortgage Loans subject to a permitted Whole Loan Transfer or Pass-Through Transfer. Upon receipt of written notice of such appointment, the Servicer shall promptly enter into a servicing agreement (a "Master Servicing Agreement") to service the Mortgage Loans for the
Master Servicer in accordance with the Master Servicer's requirements as set forth in the Master Servicer's servicing guide; provided, however, that the
Servicer shall be under no obligation to enter into any Master Servicing
Agreement unless the obligations and duties of the Servicer as a subservicer thereunder (i) are not materially different from than those set forth herein,
(ii) do not cause undue burden on the Servicer, (iii) do not expand in any material respect any of the obligations, duties or liabilities of the Servicer hereunder, and (iv) will not result in any increased cost to the Servicer. If the Servicer and the Master Servicer enter into a Master Servicing Agreement, the Servicer shall service the Mortgage Loans, and remit and report to the
Master Servicer, in accordance with the terms of the Master Servicing Agreement and, to the extent inconsistent therewith, the servicing provisions set forth in this Agreement shall be superseded by the Master Servicing Agreement. If the
Servicer and the Master Servicer do not enter into a Master Servicing Agreement, the Servicer shall service the Mortgage Loans, and remit and report to the
Master Servicer, in accordance with the terms of this Agreement.

          (b) Upon appointment of a Master Servicer in accordance with Section
8.2(a), the Servicer shall correspond and communicate solely with the Master
Servicer, as if the Master Servicer were the "Owner" hereunder. The Master
Servicer shall have all rights as designee of the Owner to enforce the covenants and conditions set forth in this Agreement, and the Servicer shall follow and shall be entitled to rely on the instructions of the Master Servicer under this
Agreement as if such instructions were the instructions of the Owner. The Master
Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Owner, and the Servicer shall be entitled to rely on such waivers and consents. The Master Servicer is empowered to enter into and execute and deliver any amendments or modifications to this
Agreement as the Owner's designee hereunder, and such amendments or modifications shall be binding upon the Owner as if the Owner had executed and delivered the

                                       36

same. The Servicer shall treat the Master Servicer as "Owner" hereunder until the Servicer receives written notice from the Owner that the Owner has terminated the Master Servicer.

          (c) Upon receipt of notice of termination of the Master Servicer, the
Servicer shall no longer deal with the Master Servicer and instead deal directly with the Owner. From and after the receipt of such notice of termination of the
Master Servicer, the Servicer shall service the applicable Mortgage Loans in accordance with the provisions of this Agreement and shall give no effect to any
Master Servicing Agreement entered into with the Master Servicer.

     SECTION 8.3 SERVICER'S PURCHASE RIGHT

     If, at any time, either (i) the aggregate Unpaid Principal Balance of any pool of Mortgage Loans that are transferred pursuant to a Whole Loan Transfer
("Transferred Loans") is less than or equal to one percent (1%) of the Unpaid
Principal Balance of such Transferred Loans on the date of such Whole Loan
Transfer, or (ii) the aggregate Unpaid Principal Balance of any Mortgage Loans purchased hereunder and retained by the Owner ("Portfolio Loans") is less than or equal to one percent (1%) of the Unpaid Principal Balance of such Portfolio
Loans on the date of purchase from the applicable Seller, the Servicer may elect, in its sole discretion, to purchase such Transferred Loans or Portfolio
Loans, as the case may be. The purchase price of Mortgage Loans purchased by the
Servicer pursuant to this Section 8.3 shall equal the aggregate Unpaid Principal
Balance of such Mortgage Loans, plus the amount of interest on such Unpaid
Principal Balance at the applicable Net Rate from the date to which interest has last been paid and distributed to the Owner to, and including, the last day of the month in which such purchase occurs; provided, that the Servicer may exercise this purchase right only if the fair market value of the relevant
Mortgage Loans is greater than or equal to the Unpaid Principal Balance of such
Mortgage Loans at the time of purchase.

                                   ARTICLE 9.

                            MISCELLANEOUS PROVISIONS

     SECTION 9.1 SUCCESSOR TO THE SERVICER

          (a) Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 5.4, 6.1, 7.1, or 7.2, the Owner shall either (i) succeed to and assume all of the Servicer's responsibilities, rights, duties, and obligations under this Agreement from and after the date of such succession or (ii) appoint a successor to the Servicer that shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the
Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties, and liabilities under this Agreement. In the event that the Servicer's duties, responsibilities, and liabilities under this
Agreement shall be terminated pursuant to any of the foregoing Sections, the
Servicer shall discharge such duties and responsibilities, and be compensated therefor as provided in this Agreement, during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement.

                                       37

          (b) The Servicer shall promptly deliver to its successor (i) the funds in the Account and the Escrow Account to which the Owner is entitled pursuant to the terms of this Agreement and all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Servicer is not entitled pursuant to the terms of this Agreement and (ii) all Collateral Files and Credit Files and related documents and statements held by it hereunder. The
Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          (c) Upon a successor's acceptance of appointment as such, the Owner shall notify the Servicer of such appointment.

          (d) Notwithstanding any termination pursuant to this Agreement, the
Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such termination, whether in respect of (i) unreimbursed Servicing Advances or
Monthly Advances, (ii) unpaid Servicing Fees or REO Management Fees or (iii)
other servicing compensation, and shall continue to be entitled to the benefits of Section 5.3 notwithstanding any such termination, with respect to events occurring prior to such termination.

     SECTION 9.2 AMENDMENT

     This Agreement may be amended from time to time solely by written agreement signed by both of the parties.

     SECTION 9.3 RECORDATION OF AGREEMENT; PERFECTION OF SECURITY INTEREST;
FURTHER ASSURANCES

          (a) To the extent necessary under applicable law to protect the interests of the Owner, this Agreement, or a memorandum thereof, is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the
Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Owner at the Owner's expense.

          (b) The Servicer agrees to execute or cause to be executed such documents and take or cause to be taken such actions as may be necessary to effect the intent of this Agreement, including without limitation the execution and delivery of instruments of further assurance and the execution and delivery of such other documents, and the taking of such other actions, as may be reasonably requested by the Owner.

     SECTION 9.4 DURATION OF AGREEMENT

     This Agreement shall continue in existence and effect until terminated as herein provided.

                                       38

     SECTION 9.5 GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General
Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General
Obligations Law. Each of the Servicer and the Owner hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements
(whether oral or written), or actions of the Servicer or the Owner. This provision is a material inducement for the Servicer and the Owner to enter into this Agreement.

     SECTION 9.6 GENERAL INTERPRETIVE PRINCIPLES

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement have the meanings
assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

               (iii) references herein to "Articles," "Sections," "Subsections,"
"Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this Rule shall also apply to Paragraphs and other subdivisions;

               (v) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (vi) the term "include" or "including" shall mean without
limitation by reason of enumeration.

                                       39

     SECTION 9.7 REPRODUCTION OF DOCUMENTS

     This Agreement and all documents relating hereto, including without limitation (i) consents, waivers, and modifications which may hereafter be executed, (ii) documents received by any party on any Closing Date, and (iii)
financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 9.8 NOTICES

     All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (x) in the case of any notice of an Event of Default, if mailed by registered mail, postage prepaid and (y) in the case of any other demand, notice, consent, waiver or other communication, if personally delivered, mailed by registered mail, postage prepaid, delivered by air courier or sent by facsimile to:

               (i) in the case of the Servicer, at the address set forth below or such other address as may hereafter be furnished to the Owner in writing by the Servicer:

     Washington Mutual Bank, FA
     19850 Plummer St.
     N070205
     Chatsworth, CA 91311
     Attention: Vice President, Investor Reporting
     Telephone: (818) 775-2278
     Facsimile: (818) 775-2819

               (ii) in the case of the Owner, at the address set forth below, or such other address as may hereafter be furnished to the Servicer by the Owner:

     Banc of America Mortgage Capital Corporation
     Hearst Tower
     NC 1-027-21-04
     214 North Tryon Street, 21st Floor
     Charlotte, NC 28255
     Attention: Managing Director
     Telephone: 704-388-8708
     Facsimile: 704-386-3215

and in the case of any subsequent Owner, as set forth in written notice supplied to the Servicer by such subsequent Owner.

                                       40

     Notwithstanding the foregoing any demand, notice, consent, waiver or communication (other than those referred to in clause (x) above) may be given by any other means agreed to by the parties.

     SECTION 9.9 SEVERABILITY OF PROVISIONS

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or the rights of the Owner hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

     SECTION 9.10 EXHIBITS AND SCHEDULES

     The exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     SECTION 9.11 COUNTERPARTS; SUCCESSORS AND ASSIGNS

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 5.4, 5.5, 5.6, 6.1,
7.1 and 8.1, this Agreement shall inure to the benefit of and be binding upon the Servicer, the Owner and their respective successors and assigns.

     SECTION 9.12 EFFECT OF HEADINGS

     The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 9.13 OTHER AGREEMENTS SUPERSEDED

     This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     SECTION 9.14 ATTORNEYS' FEES

     If either party retains an attorney to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys'
fees from the other party, including, without limitation, fees incurred in arbitration and in trial and appellate courts, fees incurred without suit, and all arbitration, court and accounting costs.

                               [Signatures follow]

                                       41

     The Servicer and the Owner have caused their names to be signed to this
Servicing Agreement (Amended and Restated) by their respective officers duly authorized as of the day and year first written above.

     SERVICER:

                                        WASHINGTON MUTUAL BANK, FA
                                        a federally chartered savings
                                        association

                                        By:    /s/ Barbara Loper
                                        Name:  Barbara Loper
                                        Title: Vice President

     OWNER:

                                        BANC OF AMERICA MORTGAGE CAPITAL
                                        CORPORATION
                                        a North Carolina corporation

                                        By:    /s/ Bruce W. Good
                                        Name:  Bruce W. Good
                                        Title: Vice President

By executing this Servicing Agreement (Amended and Restated), the party below agrees and acknowledges that this Agreement shall replace in its entirety the
Original Servicing Agreement as it relates to the Mortgage Loans sold pursuant the Term Sheets executed prior to the date hereof and on or after the date hereof, and any future reference to the Original Servicing Agreement will mean this Servicing Agreement (Amended and Restated).

                                        BANK OF AMERICA, N.A.
                                        a national banking association, as
                                        successor to the Owner with respect to
                                        certain Mortgage Loans

                                        By:    /s/ Bruce W. Good
                                        Name:  Bruce W. Good
                                        Title: Vice President

STATE OF WASHINGTON   )
                      ) ss.
COUNTY OF KING        )

     This instrument was acknowledged before me on ______________________, 2003, by _____________________ as _________________________ of Washington Mutual Bank,
FA.

                                        ________________________________________
                                        [Print Name]_________________________
                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at ________________
                                        My commission expires __________________

STATE OF NORTH CAROLINA   )
                          ) ss.
COUNTY OF MECKLENBURG     )

     This instrument was acknowledged before me on ______________________, 2003, by _____________________ as _________________________ of Banc of America
Mortgage Capital Corporation.

                                        ________________________________________
                                        [Print Name]_________________________
                                        NOTARY PUBLIC in and for the State of
                                        _________, residing at _________________
                                        My commission expires __________________

STATE OF NORTH CAROLINA   )
                          ) ss.
COUNTY OF MECKLENBURG     )

     This instrument was acknowledged before me on ______________________, 2003, by _____________________ as _________________________ of Bank of America, N.A.

                                        ________________________________________
                                        [Print Name]_________________________
                                        NOTARY PUBLIC in and for the State
                                        of _________, residing at ______________
                                        My commission expires __________________

                                       A-1

                                    EXHIBIT A

              FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

     To:

          [Custodian]

          Re: Servicing Agreement (Amended and Restated) dated as of July 1,
          2003, which amended and restated an agreement dated as of January 1,
          2002 (the "Servicing Agreement") between Banc of America Mortgage
          Capital Corporation (the "Owner") and Washington Mutual Bank, FA (the
          "Servicer")

     In connection with the administration of the Mortgage Loans that we service on behalf of the Owner pursuant to the Servicing Agreement, we request the release, and acknowledge receipt of the Collateral File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents: (check one)

     _____ 1.   Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the Account as provided in the Servicing Agreement.)

     _____ 2.   Mortgage Loan in foreclosure.

     _____ 3.   Repurchase pursuant to the Servicing Agreement or the Purchase
                Agreement. (The Servicer hereby certifies that the repurchase price has been credited to the Account.)

     _____ 4.   Mortgage Loan liquidated by
                ____________________________________. (The Servicer hereby certifies that all proceeds of the foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Account pursuant to the Servicing Agreement.)

     _____ 5.   Other (Explain): _____________________________________________

     If box 1, 2 or 3 above is checked, and if all or part of the Collateral
File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

                                       B-1

     If box 4 or 5 above is checked, upon our return of all of the above documents to you, please acknowledge your reception by signing in the space indicated below and returning this form.

                                        WASHINGTON MUTUAL BANK, FA

                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

Acknowledgment of Documents returned
to the Custodian:

[__________________________________]

By:
    -------------------------------

Name:
      -----------------------------

Title:
       ----------------------------

Date:
      -----------------------------

                                       D-2

                                    EXHIBIT B

                            ACCOUNT LETTER AGREEMENT

                                                                __________, 200_

To:  [a non-Servicer Depository]

     As the "Servicer" under the Servicing Agreement (Amended and Restated)
dated as of July 1, 2003, which amends and restates an agreement dated as of
January 1, 2002, between the Servicer and the Owner named therein (the
"Agreement"), we hereby authorize and request you to establish an account, as an
Account pursuant to Section 2.4 of the Agreement, to be designated as
"Washington Mutual Bank, FA, in trust for Banc of America Mortgage Capital
Corporation, as Owner, and any successor Owner." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                        ________________________________________

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     The undersigned, as the "Depository," hereby certifies that the above-described account has been established under Account Number
_________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit
Insurance Corporation.

                                        ________________________________________
                                        (Name of Depository)

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                       B-1

                                    EXHIBIT C

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                              ____________, 200_

To:  [a non-Servicer Depository]

     As the "Servicer" under the Servicing Agreement (Amended and Restated)
dated as of July 1, 2003, which amends and restates an agreement dated as of
January 1, 2002, between the Servicer and the Owner named therein (the
"Agreement"), we hereby authorize and request you to establish an account, as an
Escrow Account pursuant to Section 2.6 of the Agreement, to be designated as
"Washington Mutual Bank, FA, in trust for Banc of America Mortgage Capital
Corporation, as Owner, and any successor Owner, and certain Mortgagors." All deposits in the account pursuant to the Agreement shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account by fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                        ________________________________________

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     The undersigned, as the "Depository," hereby certifies that the above-described account has been established under Account Number
_________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit
Insurance Corporation.

                                        ________________________________________
                                        (Name of Depository)

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                       C-1

                                    EXHIBIT D

                              SERVICER REQUIREMENTS

Loading/Updating Investor Headers

     1.   Bank of America will provide investor header matrix for input on MSP by Servicer. Updates/additions will occur monthly, including new investor header detail for each new deal that is settled.

     2.   The Servicer will load investor headers upon receipt or before month end. The following fields will need to be updated on IN03: MS OPT, MS
          INV CNTRL NO, MS MO DELQ, and MS JUST FL.

     3.   The Servicer will update the investor headers on the FIRST BUSINESS
          DAY of the next/following month to ensure that the correct loan accounts will appear on the corresponding 413 file that will represent the new month's activity.

Loading Account Numbers

     1.   Upon receipt of a funding schedule, Bank of America will deliver a cross reference of Servicer-to-Bank of America account numbers to the servicer. The account numbers will be delivered in the tran 55 layout for loading in the next Servicer MSP cycle.

     2.   The Servicer will load account numbers on or before the FIRST BUSINESS
          DAY of the month to ensure that the correct Bank of America account numbers will appear on the corresponding 413 file that will represent the new month's activity.

Automated Monetary Transaction File - 413

     1.   Call Fidelity PowerCell and request installation of IP 770

     2.   On the FIRST BUSINESS DAY of the month, the financial transactions for the LSBO portfolio will transmit from the Servicer MSP system to the
          Bank of America MSP system.

Monthly Servicer File - Automated

     1.   Call Fidelity PowerCell and initiate an SSR for the installation of IP
          1804 and the interchange set-up required to host and transmit this file. This enhancement will provide an automated month-end feed from the Servicer to Bank of America for the LSBO portfolio identified by the corresponding investor headers. The feed will include all new loans purchased by Bank of America in the previous month, as well as a maintenance file for all existing loans in the LSBO portfolio

     2.   Once installed, populate XX flag on the IN03 screen. This flag will assist with synchronizing the feeds received in the Monthly Servicer
          File and the corresponding 413 file.

     3.   Bank of America will receive and process the electronic file on the
          FIRST BUSINESS DAY of the month for the previous month-end file. Note:
          This file comes from the servicer automatically with the installation of the IP.

                                       D-1

Monthly Servicer File - Manual

For testing purposes, and in the event that the IP is not installed prior to initial conversion, a manual process is in place to provide the Monthly Servicer
File data feed for REMOTE MSP clients.

     1.   The Servicer will load/update investor header information received from Bank of America.

     2.   The Servicer will send an email granting permission to Fidelity to provide the manual feed of accounts in the assigned investor headers identified. The email will contain the MSP client and corresponding investor/categories to be included in the feed.

     3.   Bank of America will receive and process the file on the FIRST
          BUSINESS DAY of the month for the previous month-end file.

     Note: For LICENSED MSP clients, the servicer will install and use the existing work-around EZTrieve process. (This will require the installation, testing, and implementation of the EZTrieve until the IP is ready.) The servicer will be required to develop a test file and production files until the IP is available.

Reporting Requirements

Required reports for the LSBO project are as follows:

     o    S215 - Report summarizes the collections made during the reporting period. We would like this report by the 5TH BUSINESS DAY.

     o    S214 - Report summarizes paid in full loans made during the reporting period. We would like this report by the 5TH BUSINESS DAY.

     o    P139 - Monthly statement of mortgage accounts or a trial balance as of the cutoff date. We would like this report by the 5TH BUSINESS DAY.

     o    SCHEDULED REMITTANCE REPORTS - Servicers send on a monthly basis. We would like this report by the 7TH BUSINESS DAY.

     o    DELINQUENCY REPORT - Report from the servicer to be sent by the 5TH
          BUSINESS DAY. If the servicer is a Fidelity client, we would like a
          P4DL report. Otherwise, a similar report will suffice. LSBO would like this report sent via e-mail or fax.

NOTE: These S215, S214, and P139 reports will be provided in an electronic format. These reports are automatically generated when the 951/139 cutoff is calendared. The reports are required for the LSBO project; reports in addition to these may be required.

                                       D-2

                                    EXHIBIT E

                          FORM OF OFFICER'S CERTIFICATE

     I, [name of certifying individual], a duly elected and acting officer of
Washington Mutual Bank, FA (the "Servicer"), certify pursuant to Section 4.4(b)
of the Servicing Agreement dated as of ___________, 200_ (as from time to time amended or replaced by a reconstituted servicing or other successor servicing agreement, the "Servicing Agreement") between the Servicer and
[_________________________] (the "Owner") to the Owner and each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) of the
Servicing Agreement (the "Servicing Reports"), each Person, if any, who
"controls" the Owner or such other Person within the meaning of the Securities
Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this certificate
(the "Relevant Year"), as follows:

     1. For purposes of this certificate, "Relevant Information" means the information in the certificate provided pursuant to Section 4.4(a) of the
Servicing Agreement (the "Annual Compliance Certificate") and Section 4.5 for
the Relevant Year and the information in all Servicing Reports provided by the
Servicer during the Relevant Year. Based on my knowledge, the Relevant
Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

     2. The Relevant Information has been provided to those Persons entitled to receive it.

     3. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement during the Relevant Year. Based upon the review required by the Servicing Agreement and except as disclosed in the Annual
Compliance Certificate or the accountants' statement provided pursuant to
Section 4.5, to the best of my knowledge, the Servicer has fulfilled its obligations under the Servicing Agreement throughout the Relevant Year.

DATED as of __________ __, 200_.

                                        ________________________________________

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                       E-1